Exhibit 99.1

NASDAQ OMX Group and IntercontinentalExchange

Respond to NYSE Euronext’s Board’s

Continued Rejection of NASDAQ OMX/ICE Superior Proposal

NEW YORK, NY and ATLANTA, GA – April 21, 2011 – NASDAQ OMX (NDAQ) and IntercontinentalExchange (ICE) today issued the following statement in response to the NYSE Euronext Board’s continued refusal to discuss NASDAQ OMX/ICE’s superior offer with NASDAQ OMX and ICE, despite a premium of 15%, or $1.4 billion, over the value offered under the existing agreement with Deutsche Boerse, as of April 20, 2011. Not only does this represent a significantly higher valuation for NYSE Euronext’s shareholders, but a significant portion of the offer is in shares of two best-in-class exchanges with proven records of creating long term value for their shareholders. NASDAQ OMX and ICE have directly met each of the specific concerns initially raised by NYSE Euronext’s Board and their response is now vague generalities unsupported by the actual facts.

The NASDAQ OMX/ICE proposed transaction is financially and strategically superior to the proposed transaction with Deutsche Boerse. Furthermore, NYSE Euronext’s agreement with Deutsche Boerse expressly permits NYSE Euronext to consider superior proposals and allow third-parties to conduct due diligence in these circumstances. NASDAQ OMX and ICE call on the NYSE Euronext Board of Directors to meet with them to better understand the proposal and provide them with limited due diligence under appropriate safeguards so that no competitive risks are posed to NYSE Euronext. NASDAQ OMX and ICE are also willing to provide mutual diligence to NYSE Euronext. Taking this small step would create no commitment and can only benefit stockholders.

Robert Greifeld, Chief Executive Officer of NASDAQ OMX, said, “Discussing this with us would provide only upside for the NYSE shareholders. We have worked diligently to put a strong proposal before their Board. Continually refusing to engage is starting to appear as if they are protecting their deal rather than acting in the best interest of their shareholders. We will not be deterred by the Board’s attempts to protect an inferior transaction.”

Jeffrey C. Sprecher, Chairman and Chief Executive Officer of ICE, said, “We have approached this proposed transaction from a thoughtful strategic perspective with a premium offer that reflects our strong commitment to consummating our transaction and to create a better market structure for market participants. As a leading global futures exchange operator, ICE will strengthen competition in European derivatives, while NASDAQ OMX works with regulators to rebuild a cohesive U.S. market structure and confidence in the cash equities markets. We do not understand why the NYSE Euronext Board continues to protect the lower-premium Deutsche Boerse takeover, despite urging from its shareholders that they consider our transaction. There is no risk in engaging with us to ensure that the best interests of NYSE Euronext shareholders and markets are served.”

SUPERIOR AND ACTIONABLE PROPOSAL DESERVES CONSIDERATION AND DUE DILIGENCE OPPORTUNITY

The existing Deutsche Boerse agreement permits the NYSE Euronext Board to engage in due diligence discussions with NASDAQ OMX and ICE if it believes that “there is a reasonable likelihood that such a proposal could constitute a superior proposal.” The NASDAQ OMX and ICE proposal offers superior value, 15% over the Deutsche Boerse alternative as of April 20, contains no financing out and is fully financed. The $350 million reverse termination fee that NASDAQ OMX and ICE have offered for failure to obtain antitrust approvals evidences their commitment to and confidence in the proposal. In sharp contrast, the Deutsche Boerse transaction offers no reverse break-up fee for antitrust, despite the admission by NYSE Euronext’s CEO that the Deutsche Boerse transaction faces regulatory challenges.

NASDAQ OMX and ICE will continue their direct discussions with NYSE Euronext shareholders who remain highly interested in the NASDAQ OMX/ICE proposal.

FINANCIALLY AND STRATEGICALLY SUPERIOR PROPOSAL

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Based on April 20 closing prices, the NASDAQ/OMX proposal is valued at $42.69 per NYX share. This is 15%, or $1.4 billion, above the $37.26 value per NYX share under the proposed Deutsche Boerse transaction.

•	NASDAQ OMX and ICE are strong operators – with management teams that have a proven ability to integrate businesses and realize synergies, while bringing innovation to markets.

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NASDAQ OMX and ICE are global market operators. There is no debate about the importance of global reach and the demonstrated growth of these two companies has been driven by success as global operators in local jurisdictions.

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NASDAQ OMX and ICE are two highly focused players in the cash equities and derivatives markets. A NASDAQ OMX/NYSE Euronext and an ICE/Liffe combination will strengthen competition and innovation for the benefit of all shareholders and market participants.

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Competition and confidence in markets will be enhanced by the NASDAQ OMX/ICE transaction. The NYSE Euronext Board should take the time to understand the important benefits of this proposed transaction to markets and customers.

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NASDAQ OMX and ICE will be able to leverage their globally distributed platforms. The proposal offers enhanced volume, growth, and efficiencies; improved technology would serve the needs of a diverse customer base.

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NASDAQ OMX and ICE reiterate their request for the Board of NYSE Euronext to meet to better understand our proposal, allow due diligence to be conducted with appropriate safeguards to protect competitively sensitive information, and work toward a superior outcome for NYSE Euronext stockholders.

Not only does this represent a significantly higher short term valuation for NYSE Euronext’s shareholders, but as a significant portion of our offer is in shares of two best in class exchange leaders with proven records of creating value for their shareholders, we believe this offer will result in higher long term value creation as well.

The future of the global exchange business will continue to be a competitive race based on technological advancement, innovation and efficiency. This race will be won by franchises that are able to anticipate and act on this evolution. ICE and NASDAQ OMX have been and continue to be at the forefront with leading technology platforms, proven innovation in market structure, product development and clearing. Importantly, this has been delivered on a cost-efficient basis, which enables high service levels for customers at highly competitive prices.

In addition, the regulatory framework is moving away from the status quo and increasing global competition across both trading and clearing. Only the most nimble and efficient operators, such as NASDAQ and ICE, will succeed in such an environment.

Additional Details

All details and other supporting information related to this proposal are available on http://www.nasdaq.com/deal and http://ir.theice.com

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com. *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

About IntercontinentalExchange

IntercontinentalExchange (NYSE:ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe and ICE Clear Europe. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX and ICE caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about integrations of recent acquisitions, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s and ICE’s control. These factors include, but are not limited to, NASDAQ OMX’s and ICE’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in each of NASDAQ OMX’s and ICE’s filings with the U.S. Securities Exchange Commission (the “SEC”), including (i) NASDAQ OMX’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on NASDAQ OMX’s website at http://nasdaqomx.com and (ii) ICE’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on ICE’s website at http://theice.com. NASDAQ OMX’s and ICE’s filings are also available on the SEC website at www.sec.gov. Risks and uncertainties relating to the proposed transaction include: NASDAQ OMX, ICE and NYSE Euronext will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals and financing commitments will not be obtained on satisfactory terms and in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of NYSE Euronext’s operations with those of NASDAQ OMX or ICE will be materially delayed or will be more costly or difficult than expected. NASDAQ OMX and ICE undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information About the Proposed Transaction and Where to Find It:

Subject to future developments, additional documents regarding the transaction may be filed with the SEC. This material is not a substitute for the joint proxy statement/prospectus or any other documents NASDAQ OMX, ICE and NYSE Euronext would file with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER DOCUMENTS NASDAQ OMX, ICE AND NYSE EURONEXT WOULD FILE WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, if and when such document becomes available, and other relevant documents filed by NYSE Euronext, ICE and/or NASDAQ OMX, without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/prospectus, if and when such document becomes available may be obtained, without charge, by directing a request to NASDAQ OMX at One Liberty Plaza, New York, New York 10006, Attention: Investor Relations, in the case of NASDAQ OMX’s filings, or ICE, at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com, in the case of ICE’s filings.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation:

NASDAQ OMX, ICE, and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

You can find information about NASDAQ OMX and NASDAQ OMX’s directors and executive officers in NASDAQ OMX’s Annual Report on Form 10-K, filed with the SEC on February 24, 2011, and in NASDAQ OMX’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 15, 2011.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K, filed with the SEC on February 9, 2011, and in ICE’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 1, 2011.

Additional information about the interests of potential participants will be included in the joint prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.

CONTACTS

NASDAQ OMX

Media:

Frank De Maria

+1 212 231 5183

frank.demaria@nasdaqomx.com

Investor:

Vincent Palmiere

+1 301 978 5242

vincent.palmiere@nasdaqomx.com

IntercontinentalExchange

Media and Investor:

Kelly Loeffler

+ 1 770 8574726

kelly.loeffler@theice.com